                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /      Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               WINMARK CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its charter)


Payment of Filing Fee (check the appropriate box):

/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)      Title of each class of securities to which transactions applies:

              ------------------------------------------------------------------
     (2)      Aggregate number of securities to which transaction applies:

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              computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)      Amount Previously Paid:

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

                           ---------------------------
                                    WINMARK
                           ---------------------------
                             C O R P O R A T I O N

                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 1, 2002

                           ---------------------------

TO THE SHAREHOLDERS OF WINMARK CORPORATION

     Notice is hereby given to the holders of the shares of Common Stock of Winmark Corporation that the Annual Meeting of Shareholders of the Company will be held at the Company's corporate offices, 4200 Dahlberg Drive, Suite 100, Minneapolis, Minnesota on Wednesday, May 1, 2002 at 4:00 p.m. Central Daylight Time, to consider and act upon the following matters:

     1.   To set the number of members of the Board of Directors at seven.

     2.   To elect seven directors to serve for a term of one year.

     3. To ratify the appointment of Arthur Andersen LLP as independent auditors for the 2002 fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on March 11, 2002 will be entitled to vote at the meeting and adjournments of the meeting.

     You are cordially invited to attend the meeting. Even if you do not plan to attend the meeting, we urge you to sign, date and return the proxy at once in the enclosed envelope.

                                By the Order of the Board of Directors

                                /s/ John L. Morgan

                                John L. Morgan
                                Chairman and Chief Executive Officer

Dated March 25, 2002

                               Winmark Corporation
                         4200 Dahlberg Drive, Suite 100
                        Minneapolis, Minnesota 55422-4837
                         Annual Meeting of Shareholders
                                   May 1, 2002

                                 PROXY STATEMENT

                                     GENERAL

     The Annual Meeting of Shareholders of Winmark Corporation ("Company") will be held on Wednesday, May 1, 2002, at 4:00 p.m., Central Daylight Time, at the Company's corporate offices, 4200 Dahlberg Drive, Suite 100, Minneapolis, Minnesota, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

     The enclosed proxy is solicited by the Board of Directors of the Company. Such solicitation is being made by mail and may also be made by directors, officers and regular employees of the Company personally or by telephone. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying the Company in writing at the above address, attention: General Counsel, or by appearing in person at the meeting. Shares represented by proxies will be voted as specified in such proxies, and if no choice is specified, will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

     Shares voted as abstentions on any matter (or a "withhold authority" vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. If a broker submits a "non-vote" proxy, indicating that the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for purposes of calculating the vote with respect to such matter.

     All of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about March 25, 2002.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors of the Company has fixed March 11, 2002, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 11, 2002, 5,383,354 shares of the Company's Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

                              ELECTION OF DIRECTORS
                              (Proposals #1 and #2)

     At the meeting, the Board of Directors of the Company is to be elected to hold office until the 2003 Annual Meeting or until successors are elected and have qualified. The Bylaws of the Company provide that the number of directors of the Company shall be fixed by the shareholders, subject to increase by the Board of Directors. The Board recommends that the shareholders set the number of directors at seven and elect the nominees named below. Under applicable Minnesota law, approval of the proposal to set the number of directors at seven, as well as the election of each nominee, requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below, unless one or more of such nominees should become unavailable for election, in which event such shares shall be voted for the election of such substitute nominees as the Board of Directors may propose. Each person nominated has agreed to serve if elected, and the Company knows of no reason why any of the listed nominees would be unavailable to serve.

Information Concerning Nominees:

                                    Principal Occupation and Business Experience
Name and Age                        for Past Five Years
------------                        -------------------

John L. Morgan                      Mr. Morgan was elected Chairman of the Board
Age:  60                            and Chief Executive Officer of the Company
                                    in March 2000. He was an independent
                                    investor/business consultant from April 1999 to February 2000. He was the founder of Winthrop Resources Corporation, a business equipment leasing company, and served as its President from March 1982 through March
                                    1999. In addition, Mr. Morgan is currently a private investor and serves as a member of Rush River Group, LLC.

Kirk A. MacKenzie                   Mr. MacKenzie was elected Vice Chairman and
Age:  62                            a director of the Company in May 2000. In
                                    addition, he is currently a private investor and serves as a member of Rush River Group, LLC. From January 1982 to March 1999, Mr.
                                    Mackenzie was Executive Vice President of
                                    Winthrop Resources Corporation, a business equipment leasing company.

Stephen M. Briggs                   Mr. Briggs has been President, Chief
Age:  45                            Operating Officer and a director of the
                                    Company since December 2000. Prior to
                                    joining the Company, he served as Senior
                                    Vice President (since June 1999) and Vice
                                    President of Consumer Coatings Group (from
                                    December 1995 to June 1999) of Valspar
                                    Corporation, a global leader in the coatings industry.

Jenele C. Grassle                   Ms. Grassle was elected a director of the
Age:  41                            Company in January 2001. Ms. Grassle has
                                    served as the Vice President of
                                    Merchandising at Wilsons Leather, a leading specialty retailer of men's and women's leather apparel and accessories, since July
                                    2000. From September 1988 to March 2000 Ms.
                                    Grassle served as Divisional Merchandise
                                    Manager for the Target Corporation.

Paul C. Reyelts                     Mr. Reyelts was elected a director of the
Age:  55                            Company in May 2000. He has served as the
                                    Senior Vice President of Finance and Chief
                                    Financial Officer of the Valspar
                                    Corporation, a global leader in the coatings industry, since April 1982.

William D. Dunlap, Jr.              Mr. Dunlap was elected a director of the
Age:  63                            Company in May 2000. He has served as
                                    Chairman of Campbell Mithun, LLC, an
                                    advertising company, since May 1995, and served as its Chief Executive Officer from 1982 through 1995.

Mark L. Wilson                      Mr. Wilson was elected a director of the
Age:  53                            Company in May 2000. He currently serves as
                                    President of Weisman Enterprises, Inc., a vending and small transaction management company and has served in such role since
                                    1998. From November 1974 to December 1998, he was a corporate law and mergers and acquisitions attorney, most recently as the shareholder and officer of the Minneapolis law firm The Wilson Group Limited. Mr.
                                    Wilson was a shareholder in the Minneapolis law firm of Ravich, Kirkman, Wilson, Meyer,
                                    Nauen and McGrath from December 1992 to
                                    August 1997.

Meetings of the Board of Directors and Certain Committees

     The Board of Directors of the Company has standing Audit and Compensation Committees. The Board of Directors has no standing Nominating Committee.

     The Audit Committee makes recommendations as to the selection of auditors and their compensation and reviews with the auditors the scope of the annual audit, matters of internal control and procedure, the audit results and reports and other general matters relating to the Company's accounts, records, controls and financial reporting. The Audit Committee, which consists of Paul C. Reyelts, William D. Dunlap, Jr. and Mark L. Wilson, held meetings or took action in writing three times during fiscal 2001.

     The Compensation Committee reviews and recommends to the Board of Directors the compensation guidelines for certain executive officers, other key employees and nonemployee directors and the composition and levels of participation in incentive compensation plans. The Compensation Committee administers the Company's 1992 Stock Option Plan and 2001 Stock Option Plan, including determining the participants, the number of shares subject to option and the terms and conditions of exercise. The Compensation Committee, which consists of Paul C. Reyelts, William D. Dunlap, Jr. and Mark L. Wilson, held meetings or took action five times in fiscal 2001.

     During fiscal 2001, the Board of Directors of the Company met nine times. All directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served.

Director Compensation

     Each nonemployee director of the Company receives $500 for each board and committee meeting attended. In addition, pursuant to the terms of the Company's Stock Option Plan for Nonemployee Directors, nonemployee directors are automatically granted an option to purchase 25,000 common shares upon the initial election as a director. Pursuant to this Plan, William D. Dunlap, Jr., Kirk A. Mackenzie, Paul C. Reyelts and Mark L. Wilson were each granted an option to purchase 25,000 common shares at an exercise price of $6.50 per share on May 3, 2000. Also pursuant to this Plan, Jenele C. Grassle was granted an option to purchase 25,000 common shares at an exercise price of $4.75 on January 2, 2001. These options vest 20% per year and expire at the end of six years.

                             AUDIT COMMITTEE REPORT

     The Board of Directors maintains an Audit Committee comprised of three of the Company's independent directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(15).

     In accordance with its written charter adopted by the Board of Directors, (attached as Appendix A to the Proxy Statement filed in connection with the Company's 2001 Annual Meeting) the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

     (1) reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 29, 2001;

     (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board, and has discussed with the auditors the auditor's independence; and

     (3) received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, Independence Discussion with Audit Committees, as amended by the Independence Standards Board, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001, as filed with the Securities and Exchange Commission.

                         Members of the Audit Committee:
                             William D. Dunlap, Jr.
                                 Paul C. Reyelts
                                 Mark L. Wilson

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation earned or awarded during each of the last three fiscal years to the Company's Chief Executive Officer and each other executive officer (the "Named Executive Officers") who received total salary and bonus compensation in excess of $100,000 for fiscal 2001:

Summary Compensation Table

                                                                                      Long-Term
                                                                                     Compensation
                                                                                     ------------
                                                    Annual Compensation ($)          Securities
                                      Fiscal      ---------------------------        Underlying       All Other
Name and Principal Position            Year        Salary             Bonus          Options (#)     Compensation
---------------------------           ------      --------          ---------        ------------    ------------
John L. Morgan                         2001       $ 93,269                  -               -           2,308(2)
   Chairman of the Board and           2000         37,884(1)               -         600,000               -
   Chief Executive Officer

Stephen M. Briggs                      2001        250,000(3)       $ 112,500          50,000               -
   President and
   Chief Operating Officer

Charles V. Kanan                       2001        149,000             67,095          20,000           4,469(2)
   Vice President of Operations        2000        142,000             42,600               -           8,579(2)
                                       1999        142,000             26,625          20,000           7,713(2)

Paul F. Kelly                          2001        116,000             52,200          20,000               -
    Vice President of                  2000         40,000             11,247(4)            -          11,000(5)
     Financial Services

Mark T. Hooley                         2001        123,365             56,250          25,000           2,590(2)
   Vice President and                  2000         74,712(6)          24,938          20,000               -
   General Counsel

----------------------
(1)  Began employment with the Company in March 2000.
(2)  Consists of 401(k) Company matching contributions and profit sharing.
(3)  Began employment with the Company in January 2001.
(4)  Began employment with the Company in August 2000.
(5) Reflects compensation for consulting services beginning in June 2000 through August 2000.
(6)  Began employment with the Company in May 2000.

Options Granted During Fiscal 2001

     The following table provides information relating to options granted to the Named Executive Officers during the Company's 2001 fiscal year:

                                                                                             Potential Realizable
                                                                                               Value at Assumed
                                Number of                                                    Annual Rates of Stock
                               Securities        % of Total                                 Price Appreciation for
                               Underlying       Options/SARs                                    Option Term(2)
                              Options/SARs       Granted to     Exercise or                 -----------------------
                                 Granted        Employees in     Base Price   Expiration
    Name                         (#)(1)         Fiscal Year       ($/Sh)          Date        5% ($)     10%($)
    ----                      ------------      -------------   -----------    ---------      ------     ------
                                    -                -               -             -
John L. Morgan                      -                -               -             -
Stephen M. Briggs               50,000(4)            -             10.52        12/19/11      330,799     838,309
Charles V. Kanan                20,000(3)            -              4.65        4/11/06       25,694       56,777
Paul F. Kelly                   20,000(3)            -              4.65        4/11/06       25,694       56,777
Mark T. Hooley                  10,000(3)            -              4.65        4/11/06       12,847       28,389
                                15,000(4)            -             10.52        12/19/11      99,240      251,493

----------------------
(1) The number indicated is the number of common shares that can be acquired upon exercise of the option. The Company has not granted any stock appreciation rights. Each option is non-transferable and provides for forfeiture of any unvested portion upon termination of employment.
(2) The assumed 5% and 10% annual rates of appreciation are hypothetical rates selected by the Securities and Exchange Commission and are not intended to, and do not, forecast or assume actual future stock prices.
(3) This option becomes exercisable in four installments of 25% per year commencing the first anniversary of the grant date: April 11, 2001. This option is a qualified stock option.
(4) This option becomes exercisable in four installments of 25% per year commencing the first anniversary of the grant date; December 19, 2001. This option is a qualified stock option.

Aggregated Option Exercises During Fiscal 2001 and Fiscal Year-End Option Values

     No options were exercised by the Named Executive Officers during fiscal 2001. The following table provides information relating to the number and value of options held by Named Executive Officers at fiscal year-end. The Company does not have any outstanding stock appreciation rights.

                                  Number of Unexercised              Value of Unexercised
                              Securities Underlying Options     In-the-Money Options at Fiscal
                                 at Fiscal Year-End (#)                Year-End ($)(1)
      Name                      Exercisable/Unexercisable          Exercisable/Unexercisable
      ----                    -----------------------------     ------------------------------
John L. Morgan                      120,000 / 480,000                $728,400 / 2,913,600
Stephen M. Briggs                    37,500 / 162,500                 220,594 / 689,281
Charles V. Kanan                     25,000 / 30,000                   88,900 / 196,600
Paul F. Kelly                           0 / 20,000                       0 / 128,400
Mark T. Hooley                        5,000 / 40,000                   31,600 / 167,250

---------------------
(1) Options are "in-the-money" if the fair market value of the underlying shares at fiscal year-end is greater than the exercise price. The amounts set forth represent the difference between the fair market value of the common shares on December 29, 2001 (or $11.07 per share) and the option exercise price multiplied by the number of shares subject to the option.

Employment Agreements

     The Company entered into an employment agreement with John L. Morgan, CEO, in March 2000. The Company amended the agreement in February 2001 increasing Mr. Morgan's base salary from $50,000 to $100,000. The agreement continues in effect until terminated. Mr. Morgan is entitled to a bonus determined by the Compensation Committee. In connection with this agreement, Mr. Morgan was granted an option to purchase 600,000 shares of common stock at an exercise price of $5.00 per share. The option becomes exercisable 20% per year over five years, provided that Mr. Morgan remains the CEO of the Company.

     The Company also entered into an employment agreement with Stephen M. Briggs, President, on December 14, 2000, and his employment began on January 1, 2001. Mr. Briggs' salary under the agreement is $250,000 per year and he has the opportunity to earn an incentive bonus of up to 50% of his salary. In connection with this agreement, Mr. Briggs was granted an option to purchase 150,000 shares of common stock at an exercise price of $5.1875 per share. The option becomes exercisable 25% per year over four years provided that Mr. Briggs remains employed with the Company. For fiscal year 2002, Mr. Briggs' salary was increased to $275,000.

     No other key executives have an employment agreement with the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the 1934 Act requires the Company's directors, executive officers, and persons who own more than ten percent of the Common Stock of the Company, to file with the Securities and Exchange Commission ("Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of common shares of the Company. Directors, officers and greater than ten percent shareholders are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 29, 2001, all Form 3, Form 4 and Form 5 filing requirements of the Company's directors, executive officers and persons who own more than ten percent of the Common Stock of the Company were met except as follows. The Company cannot confirm that Ronald G. Olson has complied with all Form 3, Form 4 and Form 5 filing requirements as he has not responded to the Company's requests for a representation to that effect in writing; however, Mr. Olson has made an oral representation that he has complied with all Form 3, Form 4 and Form 5 filing requirements during the fiscal year ended December 29, 2001.

                          COMPENSATION COMMITTEE REPORT

     Compensation Committee. The purpose of the Compensation Committee of the Board of Directors is to oversee compensation of officers, key employees and nonemployee directors of the Company. The Committee's policy is to insure that compensation programs contribute directly to the success of the Company including enhanced share value. The Compensation Committee is comprised of three members of the Board of Directors, none of whom is an employee of the Company.

     Executive Compensation Policies and Programs. The Company's executive compensation programs are designed to attract and retain qualified executives and to motivate them to maximize shareholder investment by achieving strategic Company goals. There are three basic components to the Company's executive compensation program: base pay, annual incentive bonus and long-term, equity-based incentive compensation in the form of stock options. Each component is established in light of individual and Company performance, comparable compensation programs in the Minneapolis/Saint Paul metropolitan area, equity among employees and cost effectiveness.

     Base Pay. Base pay is designed to be competitive, although conservative, as compared to salary levels for equivalent positions at comparable companies in the Minneapolis/Saint Paul metropolitan area. The executive's actual salary within this competitive framework depends on the individual's performance, responsibilities, experience, leadership and potential future contribution. The initial recommendation, with respect to salary of all executive officers, was made by the Chief Executive Officer. Annual increases in base salary for the Chief Executive Officer and President are determined by the Committee.

     Annual Incentive Bonus. In addition to base pay, each executive is eligible to receive an annual cash bonus. For fiscal 2001, the bonus for all executives was based on the amount of royalties collected by the Company from its franchising operations, the Company's earnings and specific job performance criteria. The Committee believes that it is not in the best interests of the Company to identify the specific financial performance measures. Executives were eligible for a bonus of up to 50% of their base pay.

     Long-Term, Equity-Based Incentive Compensation. Under the current program, long-term incentive compensation consists of stock options that generally do not fully vest until after four years. Generally, stock options are awarded with an exercise price equal to the fair market value of the Company's common shares on the date of grant. Accordingly, the executive is rewarded only if the shareholders receive the benefit of appreciation in the price of the Common Stock.

     Because long-term options vest over time, the Company periodically grants new options to provide continuing incentives for future performance. Each executive's annual grants are based upon the individual's performance, responsibilities, experience, leadership and potential future contribution and any other factors deemed relevant by the Committee.

     Stock options are designed to align the interests of the Company's executives with those of shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and the shareholders' investment. In addition, through deferred vesting, this component of the compensation system is designed to create an incentive for the executive to remain with the Company.

     Annual Reviews. Each year the Compensation Committee reviews its executive compensation polices and programs and determines what changes, if any, are appropriate for the following year. In addition, the Committee reviews the individual performance of the Chief Executive Officer and Chairman of the Board.

     Chief Executive Officer. The Chief Executive Officer's compensation is established by the Compensation Committee or the Board of Directors based on a subjective consideration of his performance. The Chief Executive Officer is eligible for an annual incentive bonus as determined appropriate by the Compensation Committee. No bonus was paid for fiscal 2001.

     Limits On Deductible Compensation Payable To Executive Officers. The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code") limiting corporate deductions to $1,000,000 for certain compensation paid the chief executive officer and each of the four other most highly compensated executives of publicly held companies. The Company does not believe it will pay "compensation" within the meaning of
Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

     The foregoing report is submitted by Paul C. Reyelts, William D. Dunlap, Jr. and Mark L. Wilson, the members of the Compensation Committee.

Compensation Committee Interlocks

     No interlocking relationship exists among members of the Company's Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other Company.

                             STOCK PERFORMANCE GRAPH

     Shown below is a line graph comparing the yearly dollar change in the cumulative total shareholder return on the Company's Common Stock as against the cumulative total return of the Nasdaq Total Return Index and the Nasdaq Retail Stock Index. The graph and table assume the investment of $100 on December 31, 1996 in the Company's Common Stock and in the Nasdaq Total Return Index and the Nasdaq Retail Stock Index.

                      Comparison of Cumulative Total Return
                             Since December 28, 1996

                        12/96            12/97           12/98            12/99            12/00           12/01
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
Winmark                  $100        $  137.8629      $   154.2857   $    44.2857     $    52.8571     $    126.5143
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
Nasdaq (US)              $100           117.7286          170.1524       312.6654         192.7732          155.9434
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
Nasdaq Retail            $100           111.8688          138.3474       123.7971          76.6935          107.2285
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

                                       9

                       APPOINTMENT OF INDEPENDENT AUDITORS
                                  (Proposal #3)

     Based on the recommendation of the Audit Committee, the Board of Directors has voted to retain Arthur Andersen LLP to serve as independent auditors for the Company for fiscal year 2002 and is submitting its appointment of such firm to the shareholders for ratification. Arthur Andersen LLP has served as the Company's independent auditors since 1992. If the appointment is not ratified, the Board of Directors will reconsider its selection. Representatives from Arthur Andersen LLP will be present at the meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

     Audit Fees. The aggregate fees billed by Arthur Andersen LLP for professional services rendered in connection with the audit of the Company's annual financial statements for fiscal 2001 and reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2001 were $58,000.

     Financial Information Systems Design and Implementation Fees. The aggregate fees billed by Arthur Andersen LLP for financial information systems design and implementation services rendered to the Company during fiscal 2001 were $0.

     All Other Fees. The aggregate fees billed by Arthur Andersen LLP for all other non-audit services rendered to the Company during fiscal 2001, including fees for tax-related services, were $26,200.

     The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Arthur Andersen LLP's independence and has determined that such services have not adversely affected Arthur Andersen LLP's independence.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND
                               EXECUTIVE OFFICERS

Security Ownership

     The following table sets forth the number of shares of Common Stock beneficially owned by (i) each person known by the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each Named Executive Officer, (iii) each director of the Company, (iv) each director nominee and (v) all directors and executive officers as a group. All persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned, unless otherwise noted. The number of shares listed is as of March 11, 2002, unless otherwise noted.

                                                             Number of Shares                  Percent of
Name and Address                                            Beneficially Owned             Outstanding Shares
----------------                                            ------------------             ------------------
John L. Morgan                                                   1,166,900(1)(2)                 20.0%
4200 Dahlberg Drive, Suite 100
Minneapolis, MN 55422

Kirk A. MacKenzie                                                  600,000(1)(3)                 10.7%
10400 Viking Drive, Suite 160
Eden Prairie, MN 55344

Paul C. Reyelts                                                     11,000(3)                       *
William D. Dunlap, Jr.                                              10,000(3)                       *
Mark L. Wilson                                                      12,500(3)                       *
Jenele C. Grassle                                                    5,000(4)                       *

Charles V. Kanan                                                    24,398(5)                       *
Stephen M. Briggs                                                   91,500(6)                     1.7%
Paul F. Kelly                                                       15,500(7)                       *
Mark T. Hooley                                                      14,500(8)                       *

Rush River Group, LLC                                              420,000(1)                     7.5%
10400 Viking Drive, Suite 160
Eden Prairie, MN 55344

Jack A. Norqual                                                    490,000(1)                     8.8%
10400 Viking Drive, Suite 160
Eden Prairie, MN 55344

K. Jeffrey Dahlberg                                              1,201,250(9)                    22.3%
455 North Ferndale Drive
Wayzata, MN 55391

Ronald G. Olson                                                  1,199,068(10)                   22.3%
3400 Fox Street
Long Lake, MN 55356

Sheldon T. Fleck                                                   675,100(11)                   12.1%
5720 Smetana Drive
Minnetonka, MN 55343

All directors and current executive officers as a
group (11 persons)                                               1,537,388(12)                   25.8%

----------------------
*    Less than 1%
(1) Includes 220,000 shares and a warrant to purchase 200,000 shares held by Rush River Group, LLC, in which Mr. Morgan, Mr. McKenzie and Mr. Norqual each own one-third of the equity interest and which shares are reported as beneficially owned by Mr. Morgan, Mr. MacKenzie, Mr. Norqual and Rush River Group, LLC. Mr. Morgan, Mr. MacKenzie and Mr. Norqual share voting power and dispositive power with respect to the securities owned by Rush River Group, LLC and, along with Rush River Group, LLC, file as a group pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934.
(2) Includes 4,300 shares held by Mr. Morgan's wife, for which he disclaims beneficially ownership, and 240,000 shares which may be acquired within 60 days through the exercise of a stock option.
(3) Includes 10,000 shares which may be acquired within 60 days through the exercise of a stock option.
(4) Such shares are not outstanding but may be acquired within 60 days through the exercise of a stock option.
(5) Includes 20,000 shares which may be acquired within 60 days through the exercise of stock options.
(6) Includes 37,500 shares which may be acquired within 60 days through the exercise of stock options.
(7) Includes 5,000 shares which may be acquired within 60 days through the exercise of stock options.
(8) Includes 12,500 shares which may be acquired within 60 days through the exercise of stock options.
(9) As disclosed in Form 4 filed on October 9, 2001. Includes 279,250 shares held in trust for minor children.
(10) As disclosed in Form 4 filed. Includes 17,900 shares held by Mr. Olson's adult children, 111,600 shares held in trust for these children and 1,500 shares held by Mr. Olson's wife. Mr. Olson disclaims beneficial ownership of these shares.
(11) As disclosed in Form 4 filed on January 9, 2001. Includes warrant to purchase 200,000 shares.
(12) Includes 366,000 shares which may be acquired within 60 days through the exercise of stock options and 200,000 shares which may be acquired immediately through the exercise of a warrant.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 31, 2000, the Company entered into a credit agreement with Rush River Group, LLC, an affiliate of the Company, to provide a credit facility of up to $7.5 million dollars ("Rush River Facility"). The credit agreement allows such amount to be drawn upon by the Company in one or more term loans. John L. Morgan, CEO and Kirk A. MacKenzie, director, each own one third of the voting equity of Rush River Group, LLC. The initial term loan was $5.0 million dollars to be repaid by the Company over a seven-year period, accruing interest at 14% per year. New term loans will accrue interest at 8% per year. Once repaid, amounts may not be reborrowed. As of December 29, 2001, there was no outstanding balance on the initial term loan. The company has remaining $2.5 million of borrowing capacity on the Rush River Facility.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2003 Annual Meeting must be received by the Company by November 27, 2002. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. Stockholders who intend to present a proposal at the 2003 Annual Meeting without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than February 10, 2003. If any matters properly come before our 2003 Annual Meeting, but we did not receive notice of it prior to February 10, 2003, the persons named in our proxy card for that Annual Meeting will have the discretion to vote the proxies on such matters in accordance with their best judgment. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

     A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 29, 2001 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). ANY REQUEST SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF THE COMPANY'S COMMON STOCK ON MARCH 11, 2002, THE RECORD DATE FOR THE 2002 ANNUAL MEETING, AND SHOULD BE DIRECTED TO MARK T. HOOLEY, VICE PRESIDENT AND GENERAL COUNSEL, AT THE COMPANY'S PRINCIPAL ADDRESS.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be presented at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will have authority to vote on that business in accordance with their judgment.

                               By the Order of the Board of Directors

                               /s/ John L. Morgan

                               John L. Morgan
                               Chairman and Chief Executive Officer

                               WINMARK CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                             Wednesday, May 1, 2002
                                    4:00 p.m.

                              Winmark Corporation
                             Corporate Headquarters
                         4200 Dahlberg Drive, Suite 100
                             Minneapolis, MN 55422



















Winmark Corporation
4200 Dahlberg Drive, Suite 100, Minneapolis, MN 55422                      Proxy
--------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 1, 2002.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, and 3.

By signing the proxy, you revoke all prior proxies and appoint John L. Morgan and Stephen M. Briggs, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.








                      See reverse for voting instructions.

--------------------------------------------------------------------------------

        The Board of Directors Recommends a Vote FOR Items 1, 2, and 3.

1.   Set the number of directors at seven (7)

     [_] For  [_] Against  [_] Abstain

2.   Election of Directors:     01 John L. Morgan           05 Mark L. Wilson
                                02 William D. Dunlap, Jr.   06 Stephen M. Briggs
                                03 Kirk A. MacKenzie        07 Jenele C. Grassle
                                04 Paul C. Reyelts

     [_]  Vote FOR                   [_]  Vote WITHHELD
          all nominees                    from all nominees
          (except as marked)


(Instruction: To withhold authority to vote for any  +-------------------------+
indicated nominee, write the number(s) of the        |                         |
nominee(s) in the box provided to the right.)        +-------------------------+



                             |                    |
                            \|/ Please fold here \|/


3. Ratify selection of Arthur Andersen LLP as independent auditors for fiscal 2002.

     [_] For  [_] Against  [_] Abstain

4. In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

     [_] For  [_] Against  [_] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
                        ---

Address Change? Mark Box  [_]       Indicate changes below:








                                    Dated:_________________________, 2002

                                    +------------------------------------------+
                                    |                                          |
                                    |                                          |
                                    |                                          |
                                    +------------------------------------------+

                                    Signature(s) in Box
                                    Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

--------------------------------------------------------------------------------